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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K



                                    CURRENT REPORT
                          Pursuant to Section 13 or 15(d) of
                         THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): MARCH 10, 1998



                                  BEST BUY CO., INC.
                  (Exact name of registrant as specified in charter)


   MINNESOTA                     1-9595                 41-0907483
(State or other             (Commission File         (I.R.S. Employer
jurisdiction of                 Number)             Identification No.)
incorporation)


          7075 FLYING CLOUD DRIVE, EDEN PRAIRIE, MINNESOTA        55344
              (Address of principal executive offices)        (Zip Code)



        Registrant's telephone number, including area code: 612\947-2000


                                      NO CHANGE
            (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

     On March 10, 1998, Best Buy Co., Inc. (Best Buy), on behalf of Best Buy Capital, L.P., a Delaware limited partnership of which Best Buy is the General Partner (Capital), announced that Capital has elected to exercise its right to cause the conversion rights of the holders of Capital's 61/2% Convertible Monthly Income Preferred Securities (Preferred Securities), to expire effective as of the close of business on Friday, April 24, 1998, the Conversion Expiration Date. The Preferred Securities are convertible at the option of the holder at any time prior to the Conversion Expiration Date into shares of Best Buy common stock at the conversion rate of 1.111 shares of Best Buy common stock for each Preferred Security. Based on a liquidation preference of $50 per Preferred Security, the conversion rate is equivalent to a conversion price of $45.00 per share of Best Buy common stock. As of the close of business on Monday, March 9, 1998, the market price of the Best Buy common stock was $66.75.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

     99   Press Release issued March 10, 1998.


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                                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BEST BUY CO., INC.
                                     (Registrant)



Date: March 10, 1998                    By:     /s/Elliot S. Kaplan
                                             ---------------------------
                                             Elliot S. Kaplan, Secretary


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